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                                                                   EXHIBIT 23.1

The Board of Directors
Superior Energy Services, Inc.:

  We consent to the use of our report included herein and incorporated by reference herein, dated March 14, 1997, with respect to the consolidated balance sheets of Superior Energy Service, Inc. and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of operations and stockholders' equity and cash flows for the two years then ended. Our report refers to the adoption in 1995 of the method of accounting for the impairment of long-lived assets and long-lived assets to be disposed of prescribed by Statement of Financial Accounting Standards No. 121.

  We also consent to the use of our report included herein, dated October 20, 1997, with respect to the balance sheets of Stabil Drill Specialties, Inc. as of August 31, 1996 and 1997, and the related statements of income and retained earnings and cash flows for the years then ended.

  We also consent to the use of our report included herein, dated October 15, 1997, with respect to the balance sheet of Sub-Surface Tools, Inc. as of July 31, 1997, and the related statements of income and retained earnings and cash flows for the year then ended.

  We also consent to the use of our report incorporated herein by reference, dated July 18, 1997, with respect to the balance sheet of Tong Rentals & Supply Co., Inc. as of December 31, 1996, and the related statements of operations and retained earnings and cash flows for the year then ended.

  We also consent to the use of our report incorporated herein by reference, dated April 17, 1997, with respect to the balance sheet of Nautilus Pipe and Rental Tool, Inc. as of December 31, 1996, and the related statements of operations and retained earnings and cash flows for the year then ended.

  We also consent to the reference to our firm under the headings "Summary Consolidated Financial Data", "Selected Consolidated Financial Data" and "Experts" in the Prospectus.

                                          KPMG PEAT MARWICK LLP

New Orleans, Louisiana
October 28, 1997